As filed with the Securities and Exchange Commission on March 20, 1998

                                              Registration No. 333-___________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                             _______________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                             _______________

                     MILLER BUILDING SYSTEMS, INC.
             (Name of Registrant as Specified in its Charter)





              Delaware                           36-3228778
   (State or Other Jurisdiction of          (I.R.S. Employer
   Incorporation or Organization)           Identification No.)



                       58120 County Road 3 South
                         Elkhart, Indiana 46517
                             (219) 295-1214

               (Address of Principal Executive Offices)


                    MILLER BUILDING SYSTEMS, INC.
                        1997 STOCK OPTION PLAN
                       (Full Title of the Plan)

                            Edward C. Craig
                 President and Chief Executive Officer
                     Miller Building Systems, Inc.
                       58120 County Road 3 South
                         Elkhart, Indiana 46517
                       Telephone:  (219) 295-1214
                          Fax:  (219) 295-2232

(Name, Address and Telephone Number, including area code, of Agent for Service)


              Please address a copy of all communications to:


                             Steven Schwartz
          Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.
                     200 N. LaSalle Street, Suite 2100
                          Chicago, Illinois  60601
                         Telephone:  (312) 346-3100
                            Fax:  (312) 621-1750

                       CALCULATION OF REGISTRATION FEE

Title of each class    Amount   Proposed Maximum  Proposed Maximum   Amount of
of Securities to be    to be     Offering Price  Aggregate Offering Registration
   Registered        Registered   Per Share (1)       Price (1)          Fee

Common Stock
 ($0.01 par value)  500,000 shs      $9.9375         $4,968,750       $1,465.78


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sale prices as reported by The Nasdaq National Market on February 20, 1998.


                                  PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended, (the "Securities Act") and the introductory note to
Part I of Form S-8.

                                PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents, heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 filed with the Commission on September 22, 1997.

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 1997 filed with the Commission on November 12, 1997.

          (c) The description of the common stock set forth in the Company's Registration Statement on Form 8-A (File No. 0-14651) filed with the Commission on May 21, 1986, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the validity of the shares of UniCommon Stock offered hereby will be passed upon for the Company by Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., Chicago, Illinois, which serves as the Company's general counsel. Jeffrey C. Rubenstein, a principal of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. has served on the Board of Directors of the Company since April 1983 and, as of December 31, 1997, is the beneficial holder of 32,166 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

     The Company is a Delaware corporation.  Reference is made to Section 102(b)
(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.


     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including a director or officer, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or a present or former director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such person actually and reasonably incurred.

     The Company's Certificate of Incorporation limits the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the Company's Certificate of Incorporation and By-laws provide that the Company shall, to the fullest extent permitted by Delaware law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all expenses, liabilities or other matters referred to or covered by Delaware law, which were reasonably incurred by such person. This indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation, By-laws, any agreement or vote of shareholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation and By-laws also permit it to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law, the Certificate of Incorporation or By-laws would permit indemnification.

     The description of Delaware law is not intended to be complete. The description of the Company s Certificate of Incorporation and its By-laws is not intended to be complete and is respectively qualified in its entirety by such Certificate and By-laws.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The Exhibits filed herewith pursuant to this Item 8 are listed in the
     Exhibit Index at page E-1.

Item 9.  Undertakings

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs
     (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 of Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elkhart, Indiana, on March 20, 1998.


                                    MILLER BUILDING SYSTEMS, INC.

                                    By:   /Edward C. Craig
                                          Edward C. Craig
                                              President
                                                 and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on March 19, 1998.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward C. Craig and Thomas J. Martini, and each of them, his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signatures                                          Title

/Edward C. Craig                      President, Chief Executive Officer
Edward C. Craig                                and Director
                                         (Principal Executive Officer)

/Thomas J. Martini                          Secretary and Treasurer
Thomas J. Martini                          (Principal Financial and
                                              Accounting Officer)

/David E. Downen
David E. Downen                                     Director

/Steven F. Graver
Steven F. Graver                                    Director

                  [signatures continued next page]

                               S-1


/William P. Hall
William P. Hall                                     Director

/Myron C. Noble
Myron C. Noble                                      Director

/David H. Padden
David H. Padden                                     Director

/Jeffrey C. Rubenstein
Jeffrey C. Rubenstein                               Director

                               S-2


                            LIST OF EXHIBITS

Exhibit
Number                          Exhibit Title

  4.1 Specimen Common Stock Certificate (incorporated by reference from Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

  4.2 Miller Building Systems, Inc. 1997 Stock Option Plan (incorporated by reference from Proxy Statement filed September 22, 1997 for the 1997 Annual Meeting of Shareholders).

  5.1 Opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. regarding legality.

 23.1       Consent of Coopers & Lybrand L.L.P.

 23.2 Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. (included as part of Exhibit 5.1).

 24.1       Power of Attorney (included in page S-1 of the Registration
            Statement).


                                    E-1



                                                               Exhibit 5.1


                                           March 20, 1998

Miller Building Systems, Inc.
58120 County Road 3 South
Elkhart, Indiana  46517


     Re:   Miller Building Systems, Inc.
           1997 Stock Option Plan
           Form S-8 Registration Statement


Ladies and Gentlemen:

     We have acted as councel to Miller Building Systems, Inc., a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 500,000 shares of the Company's authorized but unissued common stock. $0.01 par value (the "Common Stock"), issuable pursuant to stock options granted pursuant to the Company's 1997 Stock Option Plan
(the "Plan"). It is our opinion that shares of Common Stock issuable under the Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the above referenced Registration Statement.


                                     Respectfully submitted,

                                     /Much Shelist Freed Denenberg Ament Bell
                                     & Rubenstein, P.C.
                                     Much Shelist Freed Denenberg Ament Bell
                                     & Rubenstein, P.C.






                                                          Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Miller Building Systems, Inc. on Form S-8 of our report dated July 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Miller Building Systems, Inc. and subsidiaries as of June 28, 1997 and June 29, 1996, and for the years ended June 28, 1997, June 29, 1996 and July 1, 1995 which report is included in Miller Building Systems, Inc. Annual Report on Form 10-K for the year ended June 28, 1997.


                                            /Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.


South Bend, Indiana
March 20, 1998